CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form SB-2 for Gourmet Herb Growers, Inc., of our report dated March 15, 1999, relating to the December 31, 1998 financial statements of Gourmet Herb Growers, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


/s/ Pritchett, Siler & Hardy, P.C.


PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
October 11, 1999